UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 6, 2018

HIGHPOWER INTERNATIONAL, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Items.

On April 6, 2018, Highpower International, Inc. (the "Company") entered into a settlement agreement with FirsTrust China Ltd. (“FT”) with respect to claims and counterclaims filed in the Court of Chancery of the State of Delaware. Pursuant to the settlement agreement the parties agreed to mutual releases and to dismiss all claims, and the Company agreed to pay FT a total of $450,000. The first installment of $212,500 will be paid with the issuance by the Company of 50,000 shares of common stock, and the second installment of $237,500 will be paid by July 19, 2018 in cash or shares of common stock, at the Company’s discretion. If the Company chooses to pay the second installment in the form of shares, the price per share will be based on the closing price of the common stock on July 16, 2018. The shares of common stock will be issued to FT pursuant to the Company’s existing shelf registration statement.

The opinion of counsel relating to the issuance of the shares of common stock is attached hereto as exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Manatt, Phelps & Philipps, LLP
23.1	Consent of Manatt, Phelps & Philipps, LLP (included in exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2018	Highpower International, Inc.

	/s/	Shengbin (Sunny) Pan
	By:	Shengbin (Sunny) Pan
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Manatt, Phelps & Philipps, LLP
23.1	Consent of Manatt, Phelps & Philipps, LLP (included in exhibit 5.1)